Exhibit 10.4


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement") is entered into as of July 8, 2004 (the "Execution Date"), by and among Nannaco, Inc., a Texas corporation ("NNCO"), Nannaco Acquisitions, Inc., a Delaware corporation ("Acquisition Sub"), and Red Alert Group, Inc., a Georgia corporation ("Red Alert").

                                    RECITALS

A. NNCO wishes to issue to Red Alert shareholders (the "Red Alert Shareholders"), on the terms and conditions set forth in this Agreement, 153,341,900 shares of NNCO such that, subsequent to the Closing (defined below in Section 2.1), the shareholders of Red Alert shall own approximately Ninety Seven Percent (97%) of the issued and outstanding shares of NNCO.

B. Upon consummation of the Merger (defined in Section 1.1.1 below), Acquisition Sub shall merge with and into Red Alert, and Red Alert shall become a wholly-owned subsidiary of NNCO.

C. Together, Red Alert Shareholders are the owners of the following amount of common stock of Red Alert, which amount represents all issued and outstanding capital stock of Red Alert: 34,280,191 shares of common stock (the "Red Alert Shares").

D. Each Red Alert share  (other than  shares to be canceled in  accordance  with
Section 1.1(b)) shall be converted into the right to receive 4.4732 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $0.001 per share, of NNCO (the "NNCO Shares"). As of the Effective Time, all the Red Alert Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Red Alert Shares shall cease to have any rights with respect thereto, except the right to receive the their portion of the NNCO Shares to be issued in consideration therefor upon surrender of such certificate in accordance herewith.

E. It is the intent of the parties that the Merger qualify as a tax-free corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

Accordingly, the parties hereby agree as follows:

1. MERGER.

1.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Red Alert Shares or any shares of capital stock of Acquisition Sub:

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(a) Capital  Stock of  Acquisition  Sub.  Each issued and  outstanding  share of capital stock of Acquisition Sub shall be converted into one share of common stock of Red Alert.

(b) Cancellation of Treasury Stock of Red Alert Owned by Red Alert. Each share of Red Alert that is owned by Red Alert shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of the Red Alert Shares.Each of the Red Alert Shares (other than shares to be canceled in accordance with Section 1.1(b)) shall be converted into the right to receive 4.4732 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $0.001 per share, of the NNCO Shares. As of the Effective Time, all the Red Alert Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Red Alert Shares shall cease to have any rights with respect thereto, except the right to receive the their portion of the NNCO Shares to be issued in consideration therefor upon surrender of such certificate in accordance herewith.

1.2 Articles of Merger. The Merger shall be effectuated at the Effective Time pursuant to Articles of Merger ("Articles of Merger") filed in accordance with applicable provisions of Texas, Georgia and Delaware law (the "Applicable Law"). The Articles of Merger shall be filed together with any other filings or recordings required by the Applicable Law in connection with the Merger as soon as practicable after the Closing (as defined below in Section 2.1). The term "Effective Time" as used in this Agreement means the time at which the Merger becomes effective under the laws of Texas.

1.3 Procedure. Each certificate evidencing ownership of Red Alert Shares outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, be exchanged for a certificate or certificates evidencing ownership of the applicable number of the NNCO Shares. At the Closing (as defined below in Section 2.1) Red Alert Shares shall cease to be outstanding and shall be converted into and exchanged for the NNCO Shares(1). The NNCO Shares exchanged for Red Alert Shares shall be referred to herein as the "Closing Shares".

1.4 Name Change. At the Effective Time, the articles of incorporation of NNCO shall be amended hereby such that name "Nannaco, Inc." shall become "Red Alert Group, Holding Corp.".

2.       CLOSING AND CLOSING DOCUMENTS.

2.1 Date, Time and Place of Closing. The Merger contemplated by this Agreement shall take place at a closing upon the completion and satisfaction of all the closing conditions hereto (the "Closing") to be held at The Otto Law Group, PLLC, on a date and at a time convenient to the parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

----------
(1) Red Alert Shares and the NNCO Shares shall be converted on a 1 for 4.4732 basis. Accordingly, for each share of Red Alert held by Red Alert Shareholders, Red Alert Shareholders shall receive 4.4732 shares of the NNCO Shares.


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

2.2 Red Alert Closing Documents. At the Closing, Red Alert shall deliver the following documents to NNCO (collectively, the "Red Alert Closing Documents"):

                  2.2.1 Red Alert Share Certificates. Certificates representing all of Red Alert Shares;

                  2.2.2 Articles of Merger. The Articles of Merger to be filed with the state of Georgia, executed by Red Alert;

                  2.2.3 Good Standing Certificate. A certificate issued by the Georgia Secretary of State indicating that Red Alert is qualified and in good standing within such jurisdiction;

                  2.2.4 Red Alert Officer's Certificate. A certificate dated as of the Closing Date executed by a duly authorized officer of Red Alert certifying that all necessary actions have been taken by Red Alert 's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by Red Alert in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date;

                  2.2.5 Resolutions. Copies of signed resolutions of the board of directors and the shareholders of Red Alert approving the Merger with NNCO and the Acquisition Sub and the execution by Red Alert of this Agreement;

                  2.2.6 Appraisal Rights.In the event that shareholders of Red Alert are entitled to "appraisal rights" pursuant to Georgia law, copies of all written appraisal notices and forms sent by Red Alert to the shareholders of Red Alert as required by Georgia law, including any waiver of "appraisal rights" by Red Alert Shareholders;

                  2.2.7 Other Documents and Instruments. Such other documents and instruments as NNCO's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

2.3 NNCO Closing Documents. At the Closing, NNCO shall deliver or cause to be delivered to Red Alert the following documents (collectively, the "NNCO Closing Documents"):

                  2.3.1 Articles and Certificate of Merger. The Articles of Merger to be filed with the state of Texas and the Certificate of Merger to be filed with the State of Delaware, executed by NNCO and the Acquisition Sub, respectively;

                  2.3.2 NNCO Share Certificates. Executed minutes of a special meeting of the board of directors of NNCO authorizing the issuance of one or more stock certificates in the name of each of Red Alert Shareholders representing such Red Alert Shareholder's ownership of the NNCO Shares;

                  2.3.3 Good Standing Certificate. A certificate issued by the Texas Secretary of State indicating that NNCO is qualified and in good standing within such jurisdiction, and a certificate issued by the Delaware Secretary of


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

State indicating that the Acquisition Sub is qualified and in good standing within such jurisdiction;

                  2.3.4 NNCO Officer's Certificate. A certificate dated as of the Closing Date executed by a duly authorized officer of NNCO certifying that all necessary actions have been taken by NNCO's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by NNCO in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date;

                  2.3.5 Resolutions. Copies of signed resolutions of the board of directors and the shareholders of NNCO approving the Merger with Red Alert and the execution by NNCO of this Agreement;

                  2.3.6 Appraisal Rights.In the event that shareholders of NNCO are entitled to "appraisal rights" pursuant to Texas law, copies of all written appraisal notices and forms sent by NNCO to the shareholders of NNCO as required by Texas law;

                  2.3.7 Legal Opinion. Red Alert shall have received an opinion dated the Closing Date of The Otto Law Group, PLLC, counsel for NNCO, in form and substance reasonably satisfactory to Red Alert and its counsel relating to such matters as are customarily delivered in connection with the transactions contemplated herein, including an opinion that the Merger has been approved by all requisite action of NNCO and its shareholders in accordance with Texas Law and the NNCO Shares will be issued in accordance with all applicable securities laws; and

                  2.3.8 Other Documents and Instruments. Such other documents and instruments as Red Alert's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF RED ALERT.

Red Alert represents and warrants to NNCO that the statements  contained in this
Section 3 are correct and complete as of the date of this Agreement in all material respects.

3.1 Organization of Red Alert. Red Alert is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. Red Alert has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Red Alert is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it. As used in this Agreement, the term "Material Adverse Effect" with respect to any party, shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party and such party's subsidiaries taken as a whole.


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

3.2 Authorization. Subject to the approval of its shareholders, Red Alert has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and Red Alert Closing Documents and to perform its obligations hereunder and thereunder. This Agreement constitutes, and Red Alert Closing Documents will constitute, valid and legally binding obligations of Red Alert, enforceable in accordance with their respective terms and conditions.

3.3 Noncontravention. Neither the execution and the delivery of this Agreement or Red Alert Closing Documents, nor the consummation of the transactions contemplated hereby or thereby by Red Alert, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Red Alert is subject or any provision of its articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Red Alert is a party or by which it is bound or to which any of its assets is subject. Red Alert does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

3.4 Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

3.5 Capitalization. The authorized capital stock of Red Alert consists of 50,000,000 shares of common stock, of which 34,280,191 shares are issued and outstanding, and 50,000,000 shares of preferred stock, of which zero (0) shares are issued and outstanding. All issued and outstanding shares of Red Alert stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of Red Alert have been duly and validly issued in compliance with federal and state securities laws. There are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of Red Alert, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of Red Alert. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Red Alert. Red Alert Shares are duly authorized and validly issued, fully paid and nonassessable. Red Alert Shares are not subject to any preemptive rights or other similar restrictions.

3.6 Tax Treatment. As of the date of this Agreement, Red Alert has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

3.7 Noncontravention. Neither the execution and the delivery of this Agreement or the Red Alert Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by Red Alert will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge,


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

or other restriction of any government, governmental agency, or court to which Red Alert is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Red Alert is a party or by which Red Alert is bound or to which Red Alert is subject. Red Alert does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

3.8 Financial Statements and Financial Condition. Each of the financial statements (the "Financial Statements") included in the Information Statements filed by NNCO (the "Reports") with the Securities and Exchange Commission ("SEC") has been prepared from, and is in accordance with, the books and records of Red Alert, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of Red Alert, as at the date(s) thereof or for the period(s) presented therein.

3.9 Absence of Material Change. Since the Execution Date, there has been no change in the business, operations, financial condition or liabilities of Red Alert as stated in the Financial Statements that would result in a Material Adverse Effect on Red Alert.

3.9 Litigation. Except as provided in the Reports and Financial Statements, or otherwise disclosed to Red Alert prior to the Execution Date, there are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending orthreatened against Red Alert which would reasonably be expected to result in any liabilities, including defense costs, in excess of $10,000 U.S. in the aggregate. Red Alert is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

3.10 Taxes and Tax Returns. Except as provided in the Reports and Financial Statements, or otherwise disclosed to Red Alert prior to the Execution Date, Red Alert has timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. Any unpaid U.S. Federal income taxes, interest and penalties of Red Alert do not exceed $5,000 U.S. in the aggregate.

3.11     PURPOSELY LEFT BLANK.


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

3.12     Compliance with Applicable Law.

         3.12.1 Red Alert holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its business and such Permits are in full force and effect, and Red Alert is in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have, in the aggregate, a Material Adverse Effect on Red Alert.

         3.12.2 Red Alert is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on Red Alert.

3.13 Contracts and Agreements. Red Alert is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by Red Alert of more than $10,000 U.S., (ii) Red Alert is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of Red Alert, and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which Red Alert is a party or by which Red Alert is bound, limits the freedom of Red Alert to compete in any line of business or with any person. Red Alert is not in default on any contract, agreement or other instruments.

3.14     Affiliate Transactions.

                  3.14.1 Red Alert has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to Red Alert of $10,000 U.S. or more.

                  3.14.2 For purposes of this Section 3.14, "Affiliated Person" means:

                           (a) a  director,  executive  officer  or  Controlling
Person (as defined below) of Red Alert;

                           (b) a spouse  of a  director,  executive  officer  or
Controlling Person of Red Alert;

                           (c) a member of the  immediate  family of a director,
executive officer, or Controlling Person of Red Alert who has the same home as such person;

                           (d) any corporation or  organization  (other than Red
Alert) of which a director, executive officer or Controlling Person of Red Alert is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                           (e)  any  trust  or  estate  in  which  a   director,
executive  officer,  or  Controlling  Person of Red Alert or the  spouse of such


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

person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                           (f) for purposes of this Section  3.14,  "Controlling
Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

3.15 Limited Representations and Warranties. Except for the representations and warranties of NNCO expressly set forth in Section 3, Red Alert has not relied upon any representation and warranty made by or on behalf of NNCO in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

3.16 Disclosure. No representation or warranty made by a Red Alert contained in this Agreement, and no statement contained in the Schedules delivered by Red Alert hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

3.17     Title to Property.

         3.17.1 Environmental Matters. Red Alert does not have any financial liability under any environmental laws.

3.18 Appraisal Rights. Red Alert has complied and is in full compliance with any and all provisions of Texas law relating to "appraisal rights".

4.       REPRESENTATIONS AND WARRANTIES OF NNCO

NNCO hereby represents and warrants to Red Alert that the statements contained in this Section 4 are correct and complete as of the date of this Agreement in all material respects.

4.1 Organization. NNCO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. NNCO has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. NNCO is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it.

4.2 Authorization of Transaction. NNCO has full power and authority to execute and deliver this Agreement and the NNCO Closing Documents and to perform all obligations hereunder and thereunder. This Agreement constitutes, and the NNCO Closing Documents will constitute, the valid and legally binding obligation of NNCO enforceable in accordance with their respective terms and conditions.

4.3 Capitalization. The authorized capital stock of NNCO consists of 500,000,000 shares of common stock, $.001 par value, of which 474,253,389 shares are issued and outstanding, and 100,000,000 shares of preferred stock, $.001 par value, of


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

which zero (0) shares are issued and outstanding. All issued and outstanding shares of NNCO stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of NNCO have been duly and validly issued in compliance with federal and state securities laws. With the exception of the convertible debentures executed during the months of April and March, 2003, by NNCO, copies of which have been provided to Red Alert, there are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of NNCO, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of NNCO. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to NNCO. The NNCO Shares are duly authorized and validly issued, fully paid and nonassessable. The NNCO Shares are not subject to any preemptive rights or other similar restrictions.

4.4 Subsidiaries. Except for Acquisition Sub, NNCO does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

4.5 Ownership of NNCO Shares. Each NNCO shareholder owns and holds of record that number of NNCO Shares shown on Schedule 4.5.

4.6 Noncontravention. Neither the execution and the delivery of this Agreement or the NNCO Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by NNCO will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NNCO is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NNCO is a party or by which NNCO is bound. NNCO does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

4.7 Financial Statements and Financial Condition. Each of the financial statements (the "Financial Statements") included in the reports (the "Reports") filed with the Securities and Exchange Commission ("SEC") has been prepared from, and is in accordance with, the books and records of NNCO, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of NNCO, as at the date(s) thereof or for the period(s) presented therein.


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

4.8 Absence of Material Change. Since the Execution Date, there has been no change in the business, operations, financial condition or liabilities of NNCO as stated in the Financial Statements that would result in a Material Adverse Effect on NNCO.

4.9 Litigation. Except as provided in the Reports and Financial Statements, or otherwise disclosed to Red Alert prior to the Execution Date, there are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or threatened against NNCO which would reasonably be expected to result in any liabilities, including defense costs, in excess of $10,000 U.S. in the aggregate. NNCO is not the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

4.10 Taxes and Tax Returns. Except as provided in the Reports and Financial Statements, or otherwise disclosed to Red Alert prior to the Execution Date, NNCO has timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. Any unpaid U.S. Federal income taxes, interest and penalties of NNCO do not exceed $5,000 U.S. in the aggregate.

4.11 Employees. NNCO has one (1) employee, Mr. Steve Careaga, Chief Executive Officer.

4.12 Compliance with Applicable Law.

         4.12.1 NNCO holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its business and such Permits are in full force and effect, and NNCO is in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have, in the aggregate, a Material Adverse Effect on NNCO.

         4.12.2 NNCO is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on NNCO.

4.13 Contracts and Agreements. NNCO is not a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by NNCO of more than $10,000 U.S., (ii) NNCO is not a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of NNCO, and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which NNCO is a party or by which NNCO is bound, limits the freedom of NNCO to compete in any line of business or with any person. NNCO is not in default on any contract, agreement or other instruments.

4.14     Affiliate Transactions.

                  4.14.1 NNCO has not engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to NNCO of $10,000 U.S. or more.

                  4.14.2 For purposes of this Section 4.14, "Affiliated Person" means:

                           (a) a  director,  executive  officer  or  Controlling
Person (as defined below) of NNCO;

                           (b) a spouse  of a  director,  executive  officer  or
Controlling Person of NNCO;

                           (c) a member of the  immediate  family of a director,
executive officer, or Controlling Person of NNCO who has the same home as such person;

                           (d) any corporation or organization (other than NNCO)
of which a director, executive officer or Controlling Person of NNCO is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                           (e)  any  trust  or  estate  in  which  a   director,
executive officer, or Controlling Person of NNCO or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                           (f) for purposes of this Section  4.14,  "Controlling
Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

4.15 Limited Representations and Warranties. Except for the representations and warranties of Red Alert expressly set forth in Section 3, NNCO has not relied upon any representation and warranty made by or on behalf of Red Alert in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

4.16 Disclosure. No statement contained in the Schedules delivered by NNCO hereunder contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

4.17     Title to Property.

         4.17.1 Real Property. NNCO does not own or lease, directly or indirectly, any real property.

         4.17.2  Environmental   Matters.  NNCO  does  not  have  any  financial
liability under any environmental laws.

4.18 Personal Property. NNCO does not own any personal property the current fair market value of which is more than $1,000 U.S. in the aggregate.

4.19 Intellectual Property. NNCO does not own or lease, directly or indirectly, any Intellectual Property. "Intellectual Property", for purposes of this Agreement, shall mean: patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, registered Internet domain names, licenses and other agreements with respect to any of the foregoing to which NNCO is licensor or licensee. In addition, there are no pending or threatened, claims against NNCO by any person as to any of the Intellectual Property, or their use, or claims of infringement by NNCO on the rights of any person and no valid basis exists for any such claims.

4.20 Insurance. NNCO does not own, directly or indirectly, any insurance policies with respect to the business and assets of NNCO.

4.21 Powers of Attorney. NNCO does not have any powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

4.22 Bank Accounts. Schedule 4.22 is a true and complete list of all bank accounts, safe deposit boxes and lock boxes of NNCO, including, with respect to each such account and lock box: (a) identification of all authorized signatories; (b) identification of the business purpose of such account or lock box, including identification of any accounts or lock boxes representing escrow funds or otherwise subject to restriction; and (c) identification of the amount on deposit on the date indicated.

4.24 Product Claims. No product or service liability claim is pending against NNCO or against any other party with respect to the products or services of NNCO.

4.25 SEC Reports and Financial Statements. NNCO has filed with the SEC, and has heretofore made available to Red Alert, complete and correct copies of all forms, reports, schedules, statements and other documents required to be filed by NNCO under the Securities Act, and the Exchange Act (as such documents have been amended or supplemented since the time of their filing) (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the financial statements included in the SEC Reports has been prepared from, and is in accordance with, the books and records of NNCO, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of NNCO, as at the date(s) thereof or for the period(s) presented therein.

4.26 Issued and Outstanding Shares of NNCO. The issued and outstanding stock disclosed in Schedule 4.5 of this Agreement is all of the issued and outstanding stock of NNCO. With the exception of the convertible debentures executed during the months of April and March, 2003, by NNCO, copies of which have been provided to Red Alert, there exist no options, warrants, rights or any other arrangements for the issuance of additional shares of NNCO stock.

4.27 Appraisal Rights. NNCO has complied and is in full compliance with any and all provisions of Texas law relating to "appraisal rights".

5.   COVENANTS OF THE PARTIES.

5.1 Conduct of the Business of NNCO. During the period from the date of this Agreement to the Closing Date, NNCO will conduct its business and engage in transactions only in the ordinary course consistent with past practice. During such period, NNCO will use its best efforts to (a) preserve its business organization intact, and (b) maintain its current status as a company whose shares are traded on the Over The Counter Bulletin Board. In addition, without limiting the generality of the foregoing, NNCO agrees that from the date of this Agreement to the Closing Date, except as otherwise consented to or approved by Red Alert in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law, NNCO will not:

                  5.1.1 grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors other than salary increases to employees consistent with past increases; 5.1.2 make any capital expenditures in excess of $1,000 U.S.;

                  5.1.3 guarantee the obligations of any person except in the ordinary course of business consistent with past practice;

                  5.1.4 acquire assets other than those necessary in the conduct of its business in the ordinary course having a total value in excess of $1,000 U.S.;

                  5.1.5 sell, transfer, assign, encumber or otherwise dispose of assets with a value in excess of $1,000 U.S.;

                  5.1.6 enter into or amend or terminate any long term (one year or more) contract (including real property leases);

                  5.1.7 enter into or amend any contract that calls for the payment by NNCO of $1,000 U.S. or more after the date of this Agreement;

                  5.1.8 engage or participate in any material transaction or incur or sustain any material obligation otherwise than in the ordinary course of business;

                  5.1.9    contribute to any benefit plans;

                  5.1.10   increase the number of employees;

                  5.1.11   acquire any real property; or

                  5.1.12   agree to do any of the foregoing.

5.2 No Solicitation and Liquidated Damages. During the period beginning on the date of this Agreement and ending on the Closing Date, neither NNCO nor any of its directors, officers, shareholders, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or hold discussions or negotiations with, or provide any information to, any persons, entity or group other than Red Alert concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving NNCO. NNCO will promptly communicate to Red Alert the identity of any interested or inquiring party, all relevant information surrounding the interest or inquiry, as well as the terms of any proposal that NNCO may receive in respect of any such transaction. If this Agreement is terminated by NNCO due to uncured breach of this Section 5.2, then Red Alert shall be entitled to Two Hundred Thousand Dollars ($200,000) U.S. from NNCO as liquidated damages. Such liquidated damages shall constitute full payment and the exclusive remedy for any damages suffered by Red Alert by reason of such breach and the terms of this Agreement. NNCO and Red Alert agree that actual damages would be difficult to ascertain and that $200,000 U.S. is a fair and equitable amount to reimburse Red Alert for such damages and the termination of this Agreement.

5.3      Access to Properties and Records; Confidentiality.

                  5.3.1 NNCO shall permit Red Alert and its representatives reasonable access to its properties and shall disclose and make available to Red Alert all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of NNCO, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Red Alert may have a reasonable interest, in each case during normal business hours and upon reasonable notice. NNCO shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  5.3.2 All information furnished by NNCO to Red Alert or the representatives or affiliates of Red Alert pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of NNCO until consummation of the Merger and if the Merger shall not occur Red Alert and its affiliates, agents and advisors shall upon written request return to NNCO all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes for a period of two
(2) years. The obligation to keep such information confidential shall not apply to (i) any information which (w) Red Alert can establish by evidence was already in its possession (subject to no obligation of confidentiality) prior to the disclosure thereof by NNCO; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by Red Alert or by the directors, officers, employees, agents or representatives of Red Alert; or
(z) was disclosed to Red Alert, or to the directors, officers, employees or representatives of Red Alert, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, a federal banking laws, or pursuant to an order of a court or agency of competent jurisdiction.

5.4      Regulatory Matters.

         5.4.1 The parties will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, other regulatory authorities, or Red Alert's shareholders. NNCO and Red Alert shall each have the right to review reasonably in advance all information relating to NNCO or Red Alert, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement.

         5.4.2 NNCO and Red Alert will promptly furnish each other with copies of written communications received by NNCO or Red Alert or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated by this Agreement.

5.5 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

5.6 Public Announcements. Prior to the Closing, no party will issue or distribute any information to its shareholders or employees, any news releases or any other public information disclosures with respect to this Agreement or any of the transactions contemplated by this Agreement without the consent of the other parties or their designated representative, except as may be otherwise required by law.

5.7 Appraisal and Dissenters' Rights. Notwithstanding any other provision in this Agreement to the contrary, Red Alert agrees to be responsible for any and all payments required to be made by NNCO to shareholders of NNCO in connection with the "appraisal" and/or "dissenters" rights provided to NNCO shareholders under Texas law.

6.       CONDITIONS PRECEDENT TO RED ALERT'S OBLIGATIONS.

The obligations of Red Alert to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by Red Alert:

6.1 NNCO's Covenants, Representations and Warranties. All the covenants, terms and conditions of this Agreement to be complied with or performed by NNCO at or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by NNCO in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

6.2 Delivery of Documents by NNCO. NNCO shall have duly executed and delivered, or caused to be executed and delivered this Agreement and the NNCO Closing Documents.

6.3 NNCO shareholder Approval. This Agreement shall have been approved and adopted by the affirmative votes of that amount of NNCO's outstanding capital stock necessary for the consummation of the Merger pursuant to Texas law.

6.4 Other Approvals. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Merger or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

6.5 No Litigation. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

6.6 Current Liabilities of NNCO. NNCO shall have no liabilities other than those listed the Financial Statement and the Reports.

6.7 Appraisal Rights. NNCO shall have complied with any and all provisions of the Texas General Business Law relating to "appraisal rights".

6.8 Absence of Material Change. There shall have been no change in the business, operations, financial condition or liabilities of NNCO as stated in the Financial Statements that has had a Material Adverse Effect on NNCO.

6.9 Legal Opinion. Red Alert shall have received an opinion dated the Closing Date of The Otto Law Group, PLLC, counsel for NNCO, in form and substance reasonably satisfactory to Red Alert relating to such matters as are customarily delivered in connection with the transactions contemplated herein, including an opinion that the Merger has been approved by all requisite action of NNCO and its shareholders in accordance with Texas Law and the NNCO Shares will be issued in accordance with all applicable securities laws.

6.10 Certificate. A certificate issued by the Texas Secretary of State indicating that NNCO is qualified and in good standing within such jurisdiction shall have been delivered to Red Alert.

6.11 Reverse-Split. NNCO shall have completed a 1 for 100 reverse-split of the issued and outstanding shares of the common stock of the Company while maintaining the amount of shares of common stock NNCO is authorized to issue at 500,000,000 ("Reverse-Split"), such that, subsequent to the Reverse-Split, NNCO has approximately 4,742,533 shares of common stock issued and outstanding.

7.       CONDITIONS PRECEDENT TO NNCO'S OBLIGATIONS.

The obligations of NNCO to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by NNCO:

7.1 Red Alert's Covenants, Representations and Warranties. All the covenants, terms and conditions of this Agreement to be complied with or performed by Red Alert on or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by Red Alert in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

7.2 Delivery of Documents by Red Alert. Red Alert shall have duly executed and delivered, or caused to be executed and delivered, to NNCO, or at its direction, this Agreement, Red Alert Shares and Red Alert Closing Documents.

7.3 Other Approvals. All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Merger or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

7.4 Red Alert Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative votes of that amount of Red Alert's outstanding capital stock necessary for the consummation of the Merger pursuant to the Applicable Law.

7.5 No Litigation. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

7.6 Due Diligence. NNCO shall be satisfied with its due diligence review of Red Alert and all of Red Alert's affiliated entities including, but not limited to, any subsidiaries, parents or brother or sister corporations of Red Alert.

8.       TERMINATION.

8.1      Termination of Agreement.  This Agreement shall terminate as follows:

                  (a) at any time prior to the Effective Time by the mutual written agreement of all parties;

                  (b) by Red Alert, in the event of a breach of any of the representations or warranties or covenants made by NNCO in this Agreement that has not been cured within 30 days after notice of such breach as delivered to NNCO by Red Alert;

                  (c) by NNCO in the event of any of the representations or warranties made by Red Alert in this Agreement that has not been cured within 30 days after notice of such breach as delivered to Red Alert by NNCO; or

                  (d) by either NNCO or Red Alert if the Closing shall have not occurred by August 27, 2004 (the "Upset Date") provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the closing to have been effected on or prior to such date.

9.       MISCELLANEOUS.

9.1 Tax Treatment by the Parties. Unless otherwise required by law, the parties shall treat the Merger as a reorganization under Section 368 of the Code for all tax reporting purposes; furthermore, the parties shall not take, and have not taken, any action that is inconsistent with reorganization treatment under
Section 368 of the Code.

9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and assigns.

9.3 Successors and Assigns. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of all other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

9.4 Notices. All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim, communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


            If to Red Alert:                Dr. Timothy Holly
                                            Chairman, C.E.O., President
                                            Red Alert Group, Inc.
                                            4279 Roswell Road
                                            Suite 102-251
                                            Atlanta, GA. 30342

            With a copy (which shall not    The Otto Law Group
            constitute notice) to:          900 Fourth Ave., Suite 3140
                                            Seattle, WA  98164
                                            Attention:  David M. Otto

            If to NNCO:                     Mr. Steve Careaga
                                            C.E.O.
                                            NANNACO, Inc.
                                            4423 Point Fosdick Dr. NW, Suite 208
                                            Gig Harbor, WA  98335

            With a copy (which shall not    The Otto Law Group
            constitute notice) to:          900 Fourth Ave., Suite 3140
                                            Seattle, WA  98164
                                            Attention:  David M. Otto

9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

9.6 Amendments and Waivers. This Agreement may be amended or waived only in a writing signed by the party against which enforcement of the amendment or waiver is sought.

9.7 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the Closing and continue in full force and effect for a period of two years after the Closing.

9.8 Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of its remaining terms and provisions or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.9 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.10 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

9.11 Incorporation of Schedules. The Schedules referred to in and/or attached to this Agreement are incorporated in this Agreement by this reference.

9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same document. This Agreement may be executed by facsimile.

9.13 Entire Agreement. This Agreement (including the Schedules referred to in and/or attached to this Agreement), which constitutes the entire agreement among the parties, supersedes any prior understandings, agreements, or representations by or among the parties, written or oral to the extent they relate in any way to the subject matter of this Agreement, and may only be changed by a writing signed by both parties.

9.14. No Finders and Brokers. No agent, broker, person or firm acting on behalf of NNCO or Red Alert under its authority is or will be entitled to any commission, broker, finder, or financial advisory fees from any of the parties hereto in connection with any of the transactions contemplated herein.

9.15 Arbitration. Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by a single arbitrator either mutually agreed upon by Red Alert and NNCO or chosen in accordance with the AAA Rules, to be held in Atlanta, Georgia, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The prevailing party or parties shall be entitled to costs, expenses and attorneys' fees from the non-prevailing party or parties, and judgment upon the award rendered by the arbitrator shall be final and may be entered in any court of competent jurisdiction.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first listed above.

                                    NNCO

                                    NANNACO, INC.:



                                    By:
                                        ------------------------------
                                    Name:  Steve Careaga
                                    Title: Chief Executive Officer


                                    RED ALERT:

                                    RED ALERT GROUP, INC.


                                    By:
                                        ------------------------------
                                    Name:  Dr. Timothy Holly
                                    Title: President and Chief Executive Officer


                                    ACQUISITION SUB:

                                    NANNACO ACQUISITION, INC.



                                    By:
                                        ------------------------------
                                    Name:  David Otto
                                    Title: President and Secretary

                                  Schedule 1.1

                             RED ALERT SHAREHOLDERS

                                  Schedule 4.5

                           NANNACO, INC. SHAREHOLDERS

Registration                                                       Shares
------------                                                       ------
JOHNNY ALEXANDER                                                     2000
DONALD P ANDERSON                                                   13516
ROBERT D AXELROD                                                   150000
LAVON DAN BAKER                                                      4500
WENDELL L BAKER                                                     33804
VINH BAO PHONG                                                       2000
TERRENCE BYRNE                                                   15000000
EDWARD CANAHUATI                                                    10000
CAMERON CAPPLEMAN                                                    1000
CARLIEVEGEN ENTERPRISES                                            500000
SANDRA GAIL CARTER                                                 300000
KURT CASPER                                                         10000
CEDE & CO                                                       281236642
LINDA CONLEY                                                         5500
TERRY CONNER & CAROL CONNER JT TEN                                 300000
CUSTOM MANUFACTURED HOMES INC                                     5000000
ANDREW DEVRIES III                                               75000000
ANDREW DEVRIES III                                               18175000
DREAM MAKERS ENTERPRISES                                            22526
ROBERT DUCH                                                       1964137
SETH A FARBMAN                                                     250000
JOSEPH E FOSTER                                                     56330
PAUL H FRAZELL                                                      30418
MICHAEL E GARVER                                                     3386
GMR DAVIS INC                                                       28165
BONNEY GOLDSTEIN REV TR                                            180000
GRAY DOG WALKING MINISTRIES                                         22526
JAMES GRAY JR                                                        1134
KATHERINE K GUSTKE                                                  16902
ARTHUR W HUGHES                                                      6000
SCOTT HUGHES & ROBIN HUGHES JT TEN                                 240000
REAL TIME INTERESTS INC                                              5000
CASSANDRA BOLTON JACKSON                                           100000
W M JACKSON                                                         70000
NEIL JONES                                                         240000
JSTP ENTERPRISE                                                     11263
KOM ENTERPRISES                                                     22526
KEVIN KRIMMEL                                                       42063
GENE R LE GRAND                                                     22526
TODD LEWIS                                                           2500
ROBERT MARTIN                                                        1200
EDWARD FRANCIS MORAN III                                           400000
ALLEN J MULLINS                                                    220582
YVONNE MURREN                                                        3386
DWAYNE MUZNY                                                         1000
LONG H NGUYEN                                                        5000
RONALD M OAKLEY                                                     45067
TROY OTILLIO & JENNIFER OTILLIO JT TEN                             600000
MICHAEL PARK                                                      1500000
TOM PARSONS                                                         72097

STEPHEN P PAYNE                                                     50000
PENSON FINANCIAL SERVICES INC                                     5000000
PEOPLE SMART RESOURCES                                              16902
CHRIS PETRILLA                                                      20000
PROFESSIONAL TRUST MANAGEMENT                                      237836
THE ROYAL BLOODLINE OF DAVID                                        11263
RUBIN INVESTMENT GROUP                                            2000000
MARK SARLO                                                          64700
JEFF SERGENT                                                         2600
RICHARD L SNYDER                                                    28165
SOUTHERN INDIANA SPEECH SERVICES LLC                                22562
BRAD STAPP                                                           1000
JOHN STARNES                                                        15000
SHAI STERN                                                        3000000
TERRAPIN STATION MINISTRIES                                        109288
T&L ENTERPRISES                                                     11263
KENNETH TRIESCH                                                     40000
MARK TRIESCH                                                        29000
BRETT VALLERY                                                        1000
NICOLE LEIGH VAN COLLER                                           5000000
WEST FACE INVESTMENTS                                              604725
CAROL EPPS WHITE                                                    22526
GEORGE WILLIAMS                                                     19714
JUANITA WILTBANK & BENJAMIN WILTBANK JTWROS                          1500
NANCY ZITO                                                          14649

                                  Schedule 4.22

                                  BANK ACCOUNTS

Frost National Bank Account #75 0008877